Exhibit 99.1

Excel Corporation Reports Fourth Quarter and Yearend Results for 2014

IRVING, TEXAS–March 31, 2015 – Excel Corporation (OTCBB: EXCC), a leading provider of integrated financial and transaction processing services to merchants throughout the United States today reported its audited consolidated results on Form 10-K for the year ended December 31, 2014. Due to its acquisition of Payprotec Oregon LLC dba Securus Payments (“Securus”) in April 2014 and limited operations in 2013, comparative results between 2014 and 2013 are not meaningful.

Year 2014 Financial Results – Highlights and Adjustments (1)

•	Total operating revenues of $9.11 million
•	Loss from operations of $3.02 million
•	Net loss of $0.44 million
•	Adjusted net loss of $0.01 million

4th Quarter Results – Highlights and Adjustments (1)

•	Total revenues of $3.67 million (an increase of 13.6% from the 3rd quarter)
•	Loss from operations of $0.58 million (a decrease of 42.7% from the 3rd quarter)
•	Net loss of $0.66 million
•	Adjusted net loss of $0.59 million

(1) Financial results adjusted for non-cash and significant recurring items (see Disclosure of Non-GAAP Financial Measures below)

Other 2014 Highlights

•	On April 21, 2014, the Company completed its purchase of Payprotec Oregon, LLC and its subsidiaries d/b/a Securus Payments, ending the development stage phase of Excel’s history;
•	On May 13, 2014, the Company engaged a new executive team, hiring financial services industry veteran Thomas A. “Kip” Hyde, Jr. as President and Chief Executive Officer, and Robert L. Winspear as Chief Financial Officer. Both executives come to Excel with substantial experience running large enterprises, with particular concentrations in mergers and acquisitions;
•	On June 30, 2014, the Company completed a comprehensive, multipart $4.4 million hybrid financing transaction with BlueAcre Ventures LLC, significantly improving cash flow and operating results.

“Excel realized fundamental change in 2014, as the Company transformed from development stage to a full operating company,” stated Hyde. “Further, by growing Securus’ sales and merchant base through the fourth quarter, we were able to significantly reduce our operating losses from those experienced in the second and third quarters. With a continued emphasis on increasing sales and the expected results from our recent investments in technology, including new call center and CRM systems, along with the introduction of customized Apple iPad sales tools for our outside sales representatives, we will look to further improvements as the Company continues to grow.”

Hyde continued, “Having now completed the acquisition and successful integration of Securus, we are focused on furthering Excel’s future growth through additional acquisitions, strategic partnerships and the deployment of new technology. We have evaluated a number of potential acquisition opportunities in both the transaction processing merchant services and merchant cash advance segments and believe that we will be successful in acquiring one or more companies in 2015.”

For the year and quarter ended December 31, 2014, the Company announced the following results [the Tables below present summary financial data, including certain non-GAAP measures; see the Company’s fiscal 2014 Form 10-K filed on March 31, 2015 for complete financials and additional information]:

Excel Corporation
Summary Consolidated Financial Results

	Three months ended December 31		Years ended December 31
	2014	2013	2014	2013
Net Revenues	$3,674,933	$242,327	$9,111,892	$432,461

Costs and Expenses
Costs of products sold	623,341	45,070	1,422,013	45,070
Selling, general and administrative expenses	3,633,094	529,054	10,710,786	1,327,970
Total costs and expenses	4,256,435	574,124	12,132,799	1,373,040
Net loss from operations	(581,502)	(331,797)	(3,020,907)	(940,579)
Other income
Gain on debt settlement	-	-	175,101	-
Gain on sale of residual portfolio	-	-	2,800,000	-
Interest expense	76,336	-	391,075	-
Net loss before income taxes	(657,838)	(331,797)	(436,881)	(940,579)
Current tax benefit	(236,837)	(5,843)	(155,540)	-
Deferred tax expense	236,837	-	155,540	-
Net loss	$(657,838)	$(325,954)	$(436,881)	$(940,579)
Adjustments
Non-cash stock compensation expense	67,787	-	425,151	8,984
Adjusted Net Loss	$(590,051)	$(325,954)	$(11,730)	$(931,595)

Disclosure of Non-GAAP Financial Measures

We report our financial results in accordance with generally accepted accounting principles (“GAAP”). However, management believes the presentation of certain non-GAAP financial measures provides useful information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations, and that when GAAP financial measures are viewed in conjunction with the non-GAAP financial measures, investors are provided with a more meaningful understanding of the Company’s ongoing operating performance. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for evaluating performance. For all non-GAAP financial measures in this release, we have provided corresponding GAAP financial measures for comparative purposes.

We refer to the term “Adjusted net loss” in various places of our financial discussion. The Company identifies its non-cash, significant and one-time charges each period, including non-cash stock compensation and excludes these charges to compute certain non-GAAP adjusted operating measurements. Net loss is adjusted by excluding non-cash, significant and one-time charges identified by the Company to compute Adjusted net loss (the “Non-GAAP Financial Measures”). These Non-GAAP Financial Measures are not measures of operating performance under GAAP and therefore should not be considered in isolation nor construed as an alternative to operating profit, net income (loss) or cash flows from operating, investing or financing activities, each as determined in accordance with GAAP nor should they be considered as a measure of liquidity. Moreover, since the Non-GAAP Financial Measures are not measurements determined in accordance with GAAP, and thus are susceptible to varying interpretations and calculations, the Non-GAAP Financial Measures, as presented, may not be comparable to similarly titled measures presented by other companies.

About Excel Corporation

Headquartered in Irving, Texas, Excel Corporation provides integrated financial and transaction processing services to merchants throughout the United States. Through its wholly-owned subsidiary, Securus Payments, Excel is a single source provider for virtually all types of merchant payment processing, including the new Apple Pay mobile payment and digital wallet service from Apple Inc. Excel also provides cash advance products to its merchant customers needing capital to grow. Through Securus, the Company operates as a national retail Independent Sales Organization (“ISO”) and Member Service Provider ("MSP"), using its own direct sales and marketing teams and fully integrated customer relationship management systems to promote and support our merchant customers. The Company maintains primary sales and merchant support offices in Portland, Oregon and West Palm Beach, Florida, providing the highest levels of data security and customer service available in the industry today. The Company offers a variety of merchant account processing solutions, together with the latest physical site and cloud based technologies, designed to meet the unique needs of each industry segment the Company services, along with several credit, debit, gift and loyalty card processing options and equipment to scale with the distinctive business needs of each client. With over 300 employees and independent sales representatives nationwide, Excel is one of the largest ISO/MSP companies in the United States. Excel Corporation is uniquely positioned to provide a broad offering of products and services to any business and to achieve ongoing growth due to its exemplary servicing capabilities, expert staff and comprehensive solutions for its customers.

Excel Corporation common stock is traded Over-The-Counter under stock symbol: EXCC. Additional information about the Company can be found at www.ExcelCorpUSA.com.

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All statements from Excel Corporation in this news release that are not based on historical fact are "forward-looking statements" within the meaning of the PSLRA of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While the Company’s management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under the caption “Risk Factors” in the Company’s most recent Form 10-K and 10-Q filings, and amendments thereto, as well as other public filings with the SEC since such date. The Company operates in a rapidly changing and competitive environment, and new risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertakes no obligation to, update or revise any forward-looking statement.

Investors & Analysts Contact:

Robert L. Winspear

Chief Financial Officer

972.476.1000

info@ExcelCorpUSA.com